SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2002

EQUIFAX INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	1-6605	58-0401110
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:    (404) 885-8000

Not Applicable
(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1	Press Release issued by Equifax Inc. regarding the purchase of consumer credit files and certain customer contracts from CBC Companies, Inc.

Item 9.    Regulation FD Disclosure.

On November 1, 2002, Equifax Inc. issued a press release announcing that it had purchased consumer credit files and certain customer contracts from CBC Companies, Inc. A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/S/ PHILIP J. MAZZILLI
Name: Philip J. Mazzilli Title: Chief Financial Officer

Dated:  November 4, 2002

Exhibit Index

The following exhibit is being filed with this report:

Exhibit No.	Description
99.1	Press Release issued by Equifax Inc. regarding the purchase of consumer credit files and certain customer contracts from CBC Companies, Inc.